EXHIBIT (23)

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wausau Paper Mills Company relating to the registration of 25,000 shares of its common stock, no par value, in connection with the Wausau Papers Otis Mill, Inc. Hourly Savings and Investment Plan (the "Plan") of our report dated September 18, 1996 appearing in Registrant's annual report on Form 10-K for the year ended August 31, 1996.



                              WIPFLI ULLRICH BERTELSON LLP

                              WIPFLI ULLRICH BERTELSON LLP

 April 25, 1997
 Wausau, Wisconsin